Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060

NEWS	July 20, 2023

H.B. Fuller Announces Additional Actions Toward Strategic Objective to Improve Operational Efficiency

Beardow Adams Acquisition Catalyzes Additional Network Optimization Opportunities

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today announced that it was implementing an additional strategic restructuring to expedite the integration of recently acquired businesses and drive overall operational improvements.

The restructuring actions, prompted by the recent acquisition of Beardow Adams, will accelerate profitable growth in many of our core end markets, while streamlining operations and enhancing customer service. As part of our standard acquisition integration process, and in conjunction with ongoing efforts to review our manufacturing footprint, several opportunities were identified to further optimize our global manufacturing and supply chain operations. This will result in the closure of three manufacturing facilities and the redistribution of production across the network to improve overall efficiency.

“We are executing our strategic plan to improve our business model, our portfolio, and our customer experience, augmented by our position as the acquirer of choice in the adhesives industry,” said Celeste Mastin, president and CEO. “Acquisitions enable us to expand our market share and network, bring in new talent and technology, and provide a new framework from which to optimize production efficiency.”

These actions will be initiated in the third quarter of fiscal year 2023 and are expected to be completed in fiscal year 2026. Restructuring costs of approximately $20 million (pre-tax) will be spread across the next several fiscal quarters as these measures are implemented. Once completed, this restructuring is expected to result in on-going annualized cost savings of approximately $20 million (pre-tax). The majority of the restructuring charges and cost savings are expected to be recognized in fiscal year 2024.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives and sealants to improve products and lives. With fiscal 2022 net revenue of $3.75 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

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